investor presentation • First Quarter 2024 Exhibit 99.1

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2023, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp Financial Performance Appendix presentation contents 4 overview Commercial C&I, O-CRE, Treasury, ABL, ESOP, Equipment Finance, Bannockburn Global Forex Retail Banking Consumer, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 130 Employees: 2,116 Market Cap (3/31/24): $2.1B Dividend Yield (3/31/24): 4.1% CET1 Ratio: 11.67% Wealth Management / Affluent Banking Investment Commercial Real Estate Commercial Finance Oak Street Funding / Franchise Summit Funding Group Agile Premium Finance Lines of Business 1.85% 1Q Adj. PTPP ROAA(2) $17.6B in assets $11.2B/$13.5B loans / deposits $5.2B wealth management (1) 1 Includes brokerage assets under care. 2 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 5 key investment highlights • Proven & sustainable business model spanning 160 years • Premier Midwest franchise with top quartile performance • Consistent profitability – 134 consecutive quarters • High quality balance sheet & robust capital position (11.67% CET1) • Prudent risk management & credit culture with strong asset quality • Well managed through past credit cycles • What makes us strategically distinct • Local banking centered in legacy markets with a focus on growing core deposits • Sophisticated commercial and wealth banking model that positions us to be the alternative to “Big Banks” • National strategy that adds diverse fee streams and incremental earning assets while also complementing our Commercial Bank offerings • Experienced and proven management team 6 consistent best-in-class earnings 7 Return on Average Assets 1 KRX calculated as the top quartile of the current 50 KRX constituents. Source: S&P Capital IQ Pro 1-Year 3-Year 2Q18-1Q24 (since merger) 78% Percentile Rank KRX Top Quartile1 1.38% 84% Percentile Rank 1.17% 1.37% 1.27% 87% Percentile Rank 1.30% 1.29%

consistent better than market earnings growth 8 Earnings Per Share Growth 1 KRX calculated as the median of the current 50 KRX constituents. Source: S&P Capital IQ Pro 1-Year 3-Year 5-Year 10-Year 20-Year 67% Percentile Rank 4% 4% 48% Percentile Rank 76% Percentile Rank 6% 3% 64% Percentile Rank 5% 3% 6% -3% KRX Median1 -5% -14% 71% Percentile Rank

Note: Headquarters loan and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. complementary market centric strategies Loans $3.3B / Deposits $2.9B Loans $1.8B / Deposits $5.2B Loans $4.0B / Deposits $5.1B Loans $2.2B / Deposits $0.2B 9

key company brands

Diversified financial holding company with comprehensive and innovative solutions for individuals and businesses

FIRST — first financial bank

Full suite of diversified financial products for individuals and businesses

$17.6 Billion Assets

$13.5 Billion Deposits

19.11% Adjusted MRQ ROATCE

yellow CARDINAL — ADVISORY GROUP — a first financial company

Wealth & asset management services for individuals and businesses

$5.2 Billion Assets Under Care

$26.4 Million LTM Revenue

$312 Million LTM Wealth Advisory Sales

~8,600 Relationships

BANNOCKBURN GLOBAL FOREX

Foreign currency advisory, hedge analytics, and transaction processing for closely held enterprises

9 Offices Across the U.S.

$47.6 Million LTM Revenue

2,000+ Clients

FIRST — first commercial finance

oak street funding

FIRST — first franchise capital®

Specialty lender to insurance industry, RIAs, CPAs, indirect auto finance companies, and quick-serve restaurant franchisees

$1.0 Billion Loans

~8% YoY Loan Growth

SUMMIT Funding Group — a first financial bank company

Full-service equipment financing company

$0.8 Billion Leases/Loans

$500+ Million 2023 Originations

4th Largest Independent U.S. Equipment Finance Platform At Acquisition

High Yielding Portfolio

AGILE PREMIUM FINANCE — A division of First Financial Bank

Specialty lender for commercial customers to finance insurance premiums

$119 Million Loans

~$400+ Million 2024 Estimated Originations

High Yielding and High Quality Portfolio

FIRST first financial bancorp

10

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

The number of Trust & Investments and RPS relationships are updated as of 9/30/22. All other data as of 12/31/22. diversified lines of business 11 revenue growth strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added new commercial sales talent to Chicago and Cleveland
- Added talent in Wealth Mgmt.:
  - Succession planning
  - Investment banking
  - Fixed income

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National

Capacity Plans

- Increased physical distribution network
- Closed 67 locations in last 5 years[1]
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn providing foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Investment in Wealth Mgmt.:
  - Business succession
  - Fixed income strategies
  - Alternative investments
  - Improved digital platform
- Acquired Summit providing significant improvement to lease product offering
- Acquired Brady Ware Capital specializing in investment banking for mid-sized businesses
- Acquired Agile providing insurance premium financing capabilities

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement programdevelopment
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined company FTE targets
- Larger salesforce intargeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs
- Top quartile engagement scores across financial services companies

FIRST
first financial bancorp
12

[1] Post MainSource merger

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

About First Financial Bancorp Financial Performance Appendix presentation contents 13

1Q 2024 results 134th Consecutive Quarter of Profitability 14 • EOP assets increased $66.3 million compared to the linked quarter to $17.6 billion • EOP loans increased $271.9 million compared to the linked quarter to $11.2 billion • Average deposits increased $76.3 million compared to the linked quarter to $13.3 billion • EOP investment securities decreased $171.2 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income – $46.5 million; $51.7 million as adjusted1 • Noninterest expense – $122.4 million; $121.0 million as adjusted1 • Efficiency ratio – 62.7%. Adjusted1 efficiency ratio – 60.4% • Effective tax rate of 17.9%. Adjusted1 effective tax rate of 18.2% • Net interest income – $148.7 million • Net interest margin of 4.05% on a GAAP basis; 4.10% on a fully tax equivalent basis1 • Net income – $50.7 million or $0.53 per diluted share. Adjusted1 net income – $55.8 million or $0.59 per diluted share • Return on average assets – 1.18%. Adjusted 1 return on average assets – 1.30% • Return on average shareholders’ equity – 9.00%. Adjusted1 return on average shareholders’ equity – 9.91% • Return on average tangible common equity – 17.35%1. Adjusted1 return on average tangible common equity – 19.11% • Provision expense - $11.2 million • Net charge-offs – $10.6 million. NCOs / Avg. Loans – 0.38% annualized • Classified Assets / Total Assets - 0.92% • NPA / Total Assets – 0.34% • ACL / Total Loans – 1.29% • Total capital ratio – 14.31% • Tier 1 common equity ratio – 11.67% • Tangible common equity ratio – 7.23%. Adjusted1 Tangible common equity ratio – 9.18% • Tangible book value per share – $12.50 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

1Q 2024 highlights • Quarterly earnings driven by strong net interest margin • Adjusted1 earnings per share – $0.59 • Adjusted1 return on assets – 1.30% • Adjusted1 pre-tax, pre-provision return on assets – 1.85% • Adjusted1 return on average tangible common equity – 19.11% • Purchased Agile Premium Finance on February 29, 2024 • Lends to commercial customers to finance insurance premiums; loans collateralized by unearned premiums • $93.4 million in loan balances at acquisition; $119.0 million at March 31, 2024 • $5.6 million of intangible assets, including $1.8 million of goodwill and $2.7 million customer list • Solid loan growth during the period, exceeding expectations • EOP loan balances increased $271.9 million compared to the linked quarter; 10.0% on an annualized basis • Growth included a $122.3 million increase in ICRE and $119.0 million increase due to acquisition of Agile • Total average deposit balances increased $76.3 million, or 2.3% annualized • Approximately $100 million in seasonal business deposit outflows during the quarter • Decline of $189.0 million in noninterest bearing deposit balances from linked quarter • $198.4 million growth in money market accounts and $186.0 million increase in retail CDs offset declines in noninterest bearing checking, savings and public funds • Average noninterest bearing deposits were 23% of average total deposits at March 31, 2024 • Net interest margin (FTE) decreased 16 bps to 4.10%, in line with expectations • Linked quarter decline driven by increased funding costs • 19 bp increase in cost of funds partially offset by modest increase in asset yields • Repositioned $228.8 million of the investment portfolio o Sales resulted in $5.2 million loss o Reinvestment to result in 278 bp increase in yield; Earnback approximately 1 year 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 15

1Q 2024 highlights • Adjusted1 noninterest income of $51.7 million, an 8.5% increase from fourth quarter • Wealth management and foreign exchange income increased from the linked quarter • Leasing business revenue of $14.6 million, an increase of $1.7 million, or 13.5%, compared to linked quarter • Restructuring $150 million of our bank owned life insurance portfolio, which is expected to result in approximately 200 bp increase in yield in the back half of the year • Adjusted1 $5.2 million for losses on sales of investment securities • Adjusted1 noninterest expense of $121.0 million, a 3.6% increase from fourth quarter • Adjustments1 include $0.2 million FDIC special assessment and other costs such as acquisition, severance and branch consolidation costs • Increase driven by variable compensation tied to fee income and seasonal increase in payroll taxes • Efficiency ratio of 62.7%; 60.4% as adjusted1 • Workforce efficiency initiative with full savings expected to be realized by end of 2024 • Stable allowance for credit loss (ACL) and provision expense • Total ACL of $160.4 million; provision expense of $11.2 million o Loans and leases - ACL of $144.3 million; 1.29% of total loans o Unfunded Commitments - ACL of $16.2 million • Provision expense driven by net charge-offs and loan growth • NPA to total assets of 0.34%; 4 bp, or 10.5% decline from linked quarter • $10.6 million in net charge-offs; 38 bps as a percentage of loans on an annualized basis, 8bp decline from linked quarter • Classified assets increased $21.4 million during first quarter due to two relationships downgraded during the period; 0.92% of total assets • Capital ratios in excess of targets • Total capital ratio of 14.31% • Tier 1 common equity of 11.67%; 6 basis point decrease from linked quarter • Tangible book value increased by $0.12, or 1.0%, to $12.50 • Tangible common equity increased 6 bps to 7.23%; 9.18%1 excluding ($321.1) million of AOCI 16 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. .

adjusted net income1 17 The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in thousands, except per share amounts As Reported Adjusted 1 As Reported Adjusted 1 Net interest income 148,740$ 148,740$ 153,765$ 155,455$ Provision for credit losses-loans and leases 13,419$ 13,419$ 8,804$ 8,804$ Provision for credit losses-unfunded commitments (2,259)$ (2,259)$ 1,426$ 1,426$ Noninterest income 46,512$ 46,512$ 46,993$ 46,993$ less: gains (losses) on security transactions - (5,187) A - (649) A less: other - - A - - A Total noninterest income 46,512$ 51,699$ 46,993$ 47,642$ Noninterest expense 122,355$ 122,355$ 119,137$ 119,137$ less: FDIC special assessment - 231 A - 925 A less: other - 1,087 A - 1,363 A Total noninterest expense 122,355$ 121,037$ 119,137$ 116,849$ Income before income taxes 61,737$ 68,242$ 71,391$ 74,328$ Income tax expense 11,048$ 11,048$ 14,659$ 14,659$ plus: after-tax impact of tax credit investment @ 21% - 52 - 276 plus: tax effect of adjustments (A) @ 21% statutory rate - 1,318 - 423 Total income tax expense 11,048$ 12,418$ 14,659$ 15,358$ Net income 50,689$ 55,824$ 56,732$ 58,970$ Net earnings per share - diluted 0.53$ 0.59$ 0.60$ 0.62$ Pre-tax, pre-provision return on average assets 1.69% 1.85% 1.89% 1.96% 1Q 2024 4Q 2023 profitability 18 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.53 $0.60$0.66$0.69$0.74 $0.59 $0.62 $0.67 $0.72 $0.76 1Q244Q233Q232Q231Q23 Diluted EPS Adjusted EPS 1 1.18%1.31% 1.48%1.55%1.69% 1.30%1.37% 1.49% 1.62%1.72% 1Q244Q233Q232Q231Q23 ROA Adjusted ROA 1 17.35% 21.36%23.60%25.27% 29.02% 19.11% 22.21% 23.76% 26.46% 29.64% 1Q244Q233Q232Q231Q23 ROATCE Adjusted ROATCE 1 54.3% 56.8% 57.5% 59.3% 62.7% 53.3% 54.9% 57.3% 58.0% 60.4% 1Q23 2Q23 3Q23 4Q23 1Q24 Efficiency Ratio Adjusted Efficiency Ratio 1

net interest income & margin 19 Net Interest Margin (FTE) 1Q24 NIM (FTE) Progression Net Interest Income All dollars shown in millions $143.9 $147.7$150.9$154.2$155.0 $4.0 $5.2 $4.5 $5.0$4.3 $148.7 $153.8 $155.5 $159.2$159.3 1Q244Q233Q232Q231Q23 Basic NII Loan Fees 3.99% 4.12%4.21% 4.34%4.43% 0.11% 0.14% 0.12% 0.14% 0.12% 4.10% 4.26% 4.33% 4.48% 4.55% 1Q244Q233Q232Q231Q23 Basic Margin (FTE) Loan Fees 4Q23 4.26% Asset yields/mix 0.06% Loan fees -0.03% Deposit & funding costs/mix -0.19% 1Q24 4.10%

liquidity and beta profile 20 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Liquidity Trends 24% 33% 43% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-1Q24 Fed Cycle (+525bps) 53% 77% 68% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-1Q24 Fed Cycle (+525bps) 77% 79% 81% 82% 82% 82% 82% 83% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Loans / Deposits Ratio 28% 26% 25% 24% 24% 23% 24% 23% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Cash + Securities / Assets

noninterest income 21 Noninterest Income 1Q24 Highlights All dollars shown in thousands • Total fee income 23.8% of net revenue • Foreign exchange income of $10.4 million; increased $1.7 million, or 19.5%, from the linked quarter • Leasing business income of $14.6 million; increased $1.7 million, or 13.5%, from the linked quarter • Trust and wealth management fees of $6.7 million: increased $0.6 million, or 9.6%, from the linked quarter • Deposit service charge income of $6.9 million: increased $0.1 or 1.0% from the linked quarter • Mortgage banking income of $3.8 million; increased $0.8 million, or 28.0%, from the linked quarter • Client derivative income of $1.3 million; increased $0.5 million, or 75.8%, from the linked quarter Service Charges $6,912 15% Wealth Mgmt $6,676 14% Bankcard income $3,142 7% Client derivative fees $1,250 3% Foreign exchange income $10,435 22% Leasing business income $14,589 31% Mortgage banking income $3,784 8% Other $(276) 0% Total $46.5 million noninterest expense 22 Noninterest Expense 1Q24 Highlights All dollars shown in thousands Salaries and benefits $74,037 60% Occupancy and equipment $9,611 8% Data processing $8,305 7% Professional services $2,268 2% Intangible amortization $2,301 2% Leasing business expense $9,754 8% Other $16,079 13% Total $122.4 million • Core expenses increased $4.2 million, or 3.6% • $2.0 million seasonal increase in payroll taxes • $1.6 million increase in variable incentive compensation tied to fee income • $0.8 million increase in leasing business expense • $1.3 million of adjustments include: • $0.2 million FDIC special assessment • $1.1 million of other costs such as acquisition, severance and branch consolidation costs average balance sheet 23 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $11,066$10,751$10,624$10,514$10,373 7.32%7.29% 7.18% 7.03% 6.63% 1Q244Q233Q232Q231Q23 Loans Loan Yield 1 $13,279$13,203$12,787$12,714$12,812 2.30%2.08%1.77%1.40% 1.00% 1Q244Q233Q232Q231Q23 Deposits Cost of Deposits $3,138$3,184$3,394$3,560$3,635 4.01% 4.20% 4.07% 4.01% 3.94% 1Q244Q233Q232Q231Q23 Investment Securities Investment Securities Yield

deposits 24 Deposit Product Mix (Avg) 1Q24 Average Deposit Progression All dollars shown in millions Total growth/(decline): $76.3 million -$189.0 -$16.1 -$35.9 $198.4 $186.0 -$3.2 -$63.9 Noninterest-bearing Interest-bearing demand Savings Money Markets Retail CDs Brokered Deposits Public Funds Noninterest- bearing $3,071 23% Interest-bearing demand $1,619 12% Savings $1,067 8%Money Markets $2,866 22% Retail CDs $1,439 11% Brokered Deposits $1,353 10% Public Funds $1,864 14% Total $13.3 billion average deposit trends 25 All dollars shown in millions Business Public Funds Personal Uninsured Deposits $6,162$5,921$5,824$5,821$5,903$5,910 1Q244Q233Q232Q231Q234Q22 $3,823$3,913$3,789$3,664$3,881$4,133 1Q244Q233Q232Q231Q234Q22 $1,864$1,928$1,805$1,823$1,842 $2,026 1Q244Q233Q232Q231Q234Q22 Uninsured deposits (per call report instructions) 5,450$ Less: Public funds 1,660 Less: Intercompany deposits 565 Adjusted uninsured deposits 3,225 Borrowing capacity 5,128 Borrowing capacity in excess of adjusted uninsured deposits $ 1,903 Borrowing capacity as a % of adjusted uninsured deposits 159.0% Adjusted uninsured deposits to total deposits 24.0%

deposit concentrations Business Deposits by Sector All dollars shown in millions 26 NAICS Sector 3/31/24 % of Total Deposits Manufacturing $564.7 4.2% Real Estate and Rental and Leasing 446.5 3.3% Finance and Insurance 463.5 3.5% Construction 346.0 2.6% Professional, Scientific, and Technical Services 274.8 2.1% Other Services (except Public Administration) 280.7 2.1% Health Care and Social Assistance 214.9 1.6% Retail Trade 183.8 1.4% Accommodation and Food Services 125.3 0.9% Wholesale Trade 172.8 1.3% Agriculture, Forestry, Fishing and Hunting 83.8 0.6% Administrative and Support and Waste Management 86.2 0.6% Arts, Entertainment, and Recreation 85.9 0.6% Transportation and Warehousing 77.1 0.6% Educational Services 82.4 0.6% Other 327.1 2.5% Grand Total $3,815.5 28.6%

27 Borrowing Capacity • Interest-bearing deposits with other banks of $751 million • Investment securities portfolio: • 97.3% of investment portfolio classified as available-for-sale • $554.0 million of expected cash flow from securities portfolio in next 12 months • $472.1 million of floating rate securities with minimal losses • Portfolio duration of 4.6 years at March 31, 2024 borrowing capacity & cash/investment liquidity Cash/Investment Liquidity All dollars shown in thousands FHLB borrowing availability 632,898$ Fed Discount Window availability 848,117 Brokered CDs/Deposit placement services 2,163,848 Fed funds 1,483,000 Total as of March 31, 2024 5,127,863$

agile acquisition

Company Overview

- Agile is a full-service specialty finance company based in Lincolnshire, IL and operates throughout the U.S.
- Lends to commercial customers to finance insurance premiums
- Loans are secured by the unearned premium of the policies
- Two-thirds of volume is derived from direct agency relationships, and one-third is originated through a brokerage model
- Portfolio is diversified across insurance carrier, insurance agency, borrower, geography, and insurance coverage type
- Founded in 2017 and managed by seasoned industry experts
  - Led by founder Bob Przespolewski and Charlie Gerstung, who joined FFB
  - 30 associates

Transaction Overview[1]

- $93.4 million in loans acquired
- $5.6 million of intangibles created:
  - Goodwill - $1.8 million
  - Customer List - $2.7 million

Key Statistics

Product Details	• Originates approximately 50,000 loans annually • Average loan size of $12,700 • Median loan size $1,700 • Average duration 10 months
Deep and Diverse Relationships	• Established national network of over 1,700 active independent insurance agencies • Significant cross-sell opportunity
Portfolio Highlights	• Expected to grow $80 million in outstandings by year-end • Current gross yields ~9% • Expected annual loss rate of 10-20 bps

[1]The fair value measurements of assets acquired and liabilities assumed in the Agile acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.

FIRST
first financial bancorp
28
EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

loan portfolio 29 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $271.9 million ICRE $3,712 33% Commercial & Small Business Banking $3,240 29% Oak Street $747 7% Franchise $254 2% Summit $688 6% Agile $119 1% Consumer $964 9% Mortgage $1,481 13% Total $11.2 Billion $122.3 -$48.8 $8.9 $2.0 $34.5 $119.0 $11.8 $22.2 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Agile Consumer Mortgage

loan concentrations 30 C&I and Owner Occupied CRE Loans by Sector1 Investor CRE Loans by Property Type All dollars shown in millions 1 Excludes Summit Funding Group and Agile Premium Finance NAICS Sector 3/31/24 % of Total Loans Finance and Insurance $835.5 7.5% Real Estate and Rental and Leasing 690.6 6.2% Manufacturing 503.7 4.5% Accommodation and Food Services 312.9 2.8% Health Care and Social Assistance 247.0 2.2% Professional, Scientific, and Technical Services 237.9 2.1% Construction 225.2 2.0% Wholesale Trade 204.2 1.8% Retail Trade 171.7 1.5% Agriculture, Forestry, Fishing and Hunting 163.5 1.5% Other Services (except Public Administration) 137.4 1.2% Administrative and Support and Waste Management 117.2 1.0% Arts, Entertainment, and Recreation 94.3 0.8% Transportation and Warehousing 91.5 0.8% Information 69.9 0.6% Other 119.2 1.1% Grand Total $4,221.5 37.7% Property Type 3/31/24 % of Total Loans Residential Multi Family 5+ $1,192.9 10.6% Retail Property 780.4 7.0% Office 464.2 4.1% Industrial 395.3 3.5% Hospital/Nursing Home 342.1 3.1% Hotel 198.6 1.8% Land 104.8 0.9% Residential 1-4 Family 99.7 0.9% Other Real Estate 57.5 0.5% Other 76.3 0.7% Grand Total $3,711.8 33.1%

area of focus - office portfolio (non-owner occupied) 31 Office Property Type 1 Performance metrics based on loans greater than $2.5 million and excluding classified assets. All dollars shown in millions Office Property Market Office Maturity Schedule • $464 million balance represents 4.1% of total loan portfolio • Majority of exposure is in our metro markets and secured by suburban Class A & Class B assets with recourse to the sponsor • No exposure to gateway cities • $17 million on nonaccrual status; 2 relationships; have been charged down to net realizable value • $32 million rated special mention; 4 relationships • Performance metrics at origination or renewal1: • LTV – 62% • Occupancy – 86.2% • Debt coverage – 1.63x $379 82% $47 10% $26 6% $12 2% General Office Medical Mixed Use Other $304 66% $141 30% $19 4% Suburban Urban Non-metro allowance for credit losses 32 ACL / Total Loans 1Q24 Highlights All dollars shown in millions • $160.4 million combined ACL; $11.2 million combined provision expense • $144.3 million ACL – loans and leases; modest increase driven by loan growth; 1.29% of loan balances • Utilized Moody’s March baseline forecast in quantitative model • $16.2 million ACL – unfunded commitments $141.6 $148.6 $145.2 $141.4 $144.3 $20.2 $18.2 $17.0 $18.4 $16.2 $161.8 $166.9 $162.2 $159.9 $160.4 1.36% 1.41% 1.36% 1.29% 1.29% 1Q23 2Q23 3Q23 4Q23 1Q24 ACL-loans and leases ACL-unfunded commitments ACL / Total Loans asset quality 33 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $59.4 $65.9 $75.1 $54.0 $34.8 0.34% 0.38%0.44% 0.32% 0.21% 1Q244Q233Q232Q231Q23 NPAs NPAs / Total Assets $0.0 $5.7 $16.4 $12.6 $10.6 $10.5 $10.7 $11.7 $10.2 $11.2 0.38% 0.46% 0.61% 0.22% 0.00% 1Q23 2Q23 3Q23 4Q23 1Q24 NCOs Provision Expense NCOs / Average Loans $162.3 $141.0$140.6$138.9 $159.0 0.92% 0.80%0.82%0.81% 0.94% 1Q244Q233Q232Q231Q23 Classified Assets Classified Assets / Total Assets

capital 34 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 3/31 Risk Weighted Assets = $13,562,455 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital Ratio 6.47% 6.56% 6.50% 7.17% 7.23% 8.54% 8.76% 9.07% 9.05% 9.18% 1Q23 2Q23 3Q23 4Q23 1Q24 TCE ratio Adjusted TCE ratio1 11.67%11.73%11.60%11.34%11.00% 7.00% 1Q244Q233Q232Q231Q23 Tier 1 Common Equity Ratio Basel III minimum 12.00%12.06%11.94%11.68%11.34% 8.50% 1Q244Q233Q232Q231Q23 Tier 1 Capital Ratio Basel III minimum 14.31%14.26%14.19%14.16%13.79% 10.50% 1Q244Q233Q232Q231Q23 Total Capital Ratio Basel III minimum capital ratios, reflecting all unrealized losses1 35 Tier 1 Common Equity Ratio Total Capital Ratio 3/31 Risk Weighted Assets = $13,562,455 All capital numbers are considered preliminary. 1 Assumes Company holds cash proceeds of securities sales Tier 1 Capital Ratio 10.11%10.24% 9.62%9.53%9.37% 7.00% 1Q244Q233Q232Q231Q23 Tier 1 Common Equity Ratio Basel III minimum 1 10.46%10.59% 9.99%9.89%9.74%8.50% 1Q244Q233Q232Q231Q23 Tier 1 Capital Ratio Basel III minimum 1 12.91%12.93%12.47%12.55%12.38% 10.50% 1Q244Q233Q232Q231Q23 Total Capital Ratio Basel III minimum1 capital strategy 36 Strategy & DeploymentTangible Book Value Per Share • 4.1% annualized dividend yield • 43.3% of 1Q24 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 1Q24; no plans to repurchase shares in near- term • 1% increase in TBV per share from linked quarter driven by strong earnings • 16.2% increase since 1Q23 $10.76 $11.02 $10.91 $12.38 $12.50 $14.21 $14.73 $15.22 $15.64 $15.87 1Q23 2Q23 3Q23 4Q23 1Q24 Tangible Book Value per Share TBV per share-adjusted 1 1 Excludes impact from AOCI outlook commentary1 • Loan balances expected to grow 10-12% on an annualized basis in near-term • Average deposit balances expected to grow moderately in near-term • Investment portfolio expected to remain stable in near-term 37 • Total noninterest expense expected to be $120 - 122 million • Includes $9-11 million leasing business expense • Incentive expense will fluctuate with fee income Noninterest Expense Net Interest Margin Balance Sheet Credit • Credit costs expected to remain flat in 2Q24 • Net charge-offs expected to be approximately 30 basis points for full year • Stable to slightly increasing ACL coverage as a percentage of loans expected Noninterest Income • Total expected fee income of $56 - 58 million • Includes $12-14 million foreign exchange • Includes $15-17 million leasing business income 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 3.95% - 4.05%; assumes no Fed cuts in the second quarter Capital • Expect to maintain dividend at current levels

About First Financial Bancorp Financial Performance Appendix presentation contents 38 appendix: our markets • Greater Cincinnati/Dayton • Loans $4.4 billion • Deposits $5.9 billion • Deposit Market Share #4 (2.9%) • Banking Centers 50 • Fortune 500 Companies 5 • Indianapolis • Loans $1.0 billion • Deposits $0.7 billion • Deposit Market Share #14 (1.2%) • Banking Centers 9 • Fortune 500 Companies 3 • Columbus, OH • Loans $1.4 billion • Deposits $0.4 billion • Deposit Market Share #18 (0.4%) • Banking Centers 4 • Fortune 500 Companies 4 • Expansion Markets Cleveland/Chicago/Evansville • Loans $0.1 billion • Deposits $0.02 billion • Louisville • Loans $0.4 billion • Deposits $0.9 billion • Deposit Market Share #12 (1.1%) • Banking Centers 6 • Fortune 500 Companies 1 • Community Markets • Loans $1.8 billion • Deposits $5.2 billion • Banking Centers 61 • Fortune 500 Companies 1 All numbers as of 3/31/2024 except deposit market share which is as of 6/30/2023. Greater Cincinnati/Dayton and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. 39 • National • Loans $2.2 billion • Deposits $0.2 billion

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 40 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 41 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Mar. 31, Dec. 31, Sep. 30, June 30, Mar. 31, 2024 2023 2023 2023 2023 Net interest income 148,740$ 153,765$ 155,455$ 159,232$ 159,318$ Tax equivalent adjustment 1,535 1,672 1,659 1,601 1,424 Net interest income - tax equivalent 150,275$ 155,437$ 157,114$ 160,833$ 160,742$ Average earning assets 14,757,503$ 14,483,589$ 14,404,144$ 14,403,542$ 14,326,645$ Net interest margin1 4.05% 4.21% 4.28% 4.43% 4.51 % Net interest margin (fully tax equivalent)1 4.10% 4.26% 4.33% 4.48% 4.55 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	June 30, 2023	Mar. 31, 2023
Net income (a)	$ 50,689	$ 56,732	$ 63,061	$ 65,667	$ 70,403
Average total shareholders' equity	2,265,562	2,144,482	2,153,601	2,137,765	2,082,210
Less:					
Goodwill	(1,006,477)	(1,005,870)	(1,005,844)	(1,005,791)	(1,005,713)
Other intangibles	(84,109)	(85,101)	(87,427)	(89,878)	(92,587)
Average tangible equity (b)	1,174,976	1,053,511	1,060,331	1,042,097	983,910
Total shareholders' equity	2,287,003	2,267,974	2,129,509	2,143,419	2,121,496
Less:					
Goodwill	(1,007,656)	(1,005,868)	(1,005,868)	(1,005,828)	(1,005,738)
Other intangibles	(85,603)	(83,949)	(86,378)	(88,662)	(91,169)
Ending tangible equity (c)	1,193,744	1,178,157	1,037,263	1,048,929	1,024,589
Less:					
AOCI	(321,109)	(309,819)	(410,005)	(353,010)	(328,059)
Ending tangible equity less AOCI (d)	1,514,853	1,487,976	1,447,268	1,401,939	1,352,648
Total assets	17,599,238	17,532,900	17,054,852	17,090,149	16,933,884
Less:					
Goodwill	(1,007,656)	(1,005,868)	(1,005,868)	(1,005,828)	(1,005,738)
Other intangibles	(85,603)	(83,949)	(86,378)	(88,662)	(91,169)
Ending tangible assets (e)	16,505,979	16,443,083	15,962,606	15,995,659	15,836,977
Risk-weighted assets (f)	13,562,455	13,374,177	13,170,574	13,118,477	13,025,552
Total average assets	17,306,221	17,124,955	16,951,389	16,968,055	16,942,999
Less:					
Goodwill	(1,006,477)	(1,005,870)	(1,005,844)	(1,005,791)	(1,005,713)
Other intangibles	(84,109)	(85,101)	(87,427)	(89,878)	(92,587)
Average tangible assets (g)	$ 16,215,635	$ 16,033,984	$ 15,858,119	$ 15,872,386	$ 15,844,699
Ending shares outstanding (h)	95,473,595	95,141,244	95,117,180	95,185,483	95,190,406
Ratios					
Return on average tangible shareholders' equity (a)/(b)	17.35%	21.36%	23.60%	25.27%	29.02%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(e)	7.23%	7.17%	6.50%	6.56%	6.47%
Risk-weighted assets (c)/(f)	8.80%	8.81%	7.88%	8.00%	7.87%
Ending tangible equity excluding AOCI as a percent of:					
Ending tangible assets (d)/(e)	9.18%	9.05%	9.07%	8.76%	8.54%
Average tangible equity as a percent of average tangible assets (b)/(g)	7.25%	6.57%	6.69%	6.57%	6.21%
Tangible book value per share (c)/(h)	$ 12.50	$ 12.38	$ 10.91	$ 11.02	$ 10.76

first financial bancorp

All dollars shown in thousands

42

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appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q24 As Reported	1Q24 Adjusted	4Q23 As Reported	4Q23 Adjusted	3Q23 As Reported	3Q23 Adjusted	2Q23 As Reported	2Q23 Adjusted
Net interest income (f)	$ 148,740	$ 148,740	$ 153,765	$ 153,765	$ 155,455	$ 155,455	$ 159,232	$ 159,232
Provision for credit losses-loans and leases (j)	13,419	13,419	8,804	8,804	12,907	12,907	12,719	12,719
Provision for credit losses-unfunded commitments (j)	(2,259)	(2,259)	1,426	1,426	(1,234)	(1,234)	(1,994)	(1,994)
Noninterest income	46,512	46,512	46,993	46,993	56,628	56,628	53,258	53,258
less: gains (losses) on security transactions		(5,187)		(649)		(58)		(466)
less: other		-		-		(94)		227
Total noninterest income (g)	46,512	51,699	46,993	47,642	56,628	56,780	53,258	53,497
Noninterest expense	122,355	122,355	119,137	119,137	122,044	122,044	120,615	120,615
less: tax credit investment writedown		-		-		104		984
less: FDIC special assessment		231		925		-		-
less: Summit acquisition costs		-		-		787		1,717
less: Other		1,087		1,363		(395)		1,044
Total noninterest expense (e)	122,355	121,037	119,137	116,849	122,044	121,548	120,615	116,870
Income before income taxes (i)	61,737	68,242	71,391	74,328	78,366	79,014	81,150	85,134
Income tax expense	11,048	11,048	14,659	14,659	15,305	15,305	15,483	15,483
plus: tax effect of adjustments		52		276		82		81
plus: after-tax impact of tax credit investments @ 21%		1,318		423		136		837
Total income tax expense (h)	11,048	12,418	14,659	15,358	15,305	15,523	15,483	16,401
Net income (a)	$ 50,689	$ 55,824	$ 56,732	$ 58,970	$ 63,061	$ 63,491	$ 65,667	$ 68,733
Average diluted shares (b)	95,184	95,184	95,141	95,141	95,117	95,117	95,185	95,185
Average assets (c)	17,306,221	17,306,221	17,124,955	17,124,955	16,951,389	16,951,389	16,968,055	16,968,055
Average shareholders' equity	2,265,562	2,265,562	2,144,482	2,144,482	2,153,601	2,153,601	2,137,765	2,137,765
Less:								
Goodwill and other intangibles	(1,090,586)	(1,090,586)	(1,090,971)	(1,090,971)	(1,093,271)	(1,093,271)	(1,095,669)	(1,095,669)
Average tangible equity (d)	1,174,976	1,174,976	1,053,511	1,053,511	1,060,331	1,060,331	1,042,097	1,042,097
Ratios								
Net earnings per share - diluted (a)/(b)	$ 0.53	$ 0.59	$ 0.60	$ 0.62	$ 0.66	$ 0.67	$ 0.69	$ 0.72
Return on average assets - (a)/(c)	1.18%	1.30%	1.31%	1.37%	1.48%	1.49%	1.55%	1.62%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.69%	1.85%	1.89%	1.96%	2.11%	2.12%	2.17%	2.27%
Return on average tangible shareholders' equity - (a)/(d)	17.35%	19.11%	21.36%	22.21%	23.60%	23.76%	25.27%	26.46%
Efficiency ratio - (e)/((f)+(g))	62.7%	60.4%	59.3%	58.0%	57.5%	57.3%	56.8%	54.9%
Effective tax rate - (h)/(i)	17.9%	18.2%	20.5%	20.7%	19.5%	19.6%	19.1%	19.3%

FIRST
first financial bancorp

All dollars shown in thousands

43

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

44 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202